DIME BANCORP, INC.


Dear Stockholder:

Please accept our thanks for sending in your WHITE Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and return the enclosed additional WHITE Proxy Card with the correction indicated below. The additional WHITE Proxy Card, which is enclosed, should be mailed in the self-addressed envelope provided for your convenience.

[_] YOUR PREVIOUS WHITE PROXY WAS UNSIGNED. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

[_] YOUR PREVIOUS WHITE PROXY WAS UNDATED. (Please date, sign and return the enclosed WHITE Proxy Card in the enclosed envelope.)

[_] YOUR PREVIOUS WHITE PROXY OMITTED YOUR TITLE OR AUTHORITY. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

[_] YOUR PREVIOUS WHITE PROXY, AS SIGNED, DID NOT CONFORM TO THE NAME SHOWN ON THE PROXY. (Please date and sign the enclosed WHITE proxy card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

[_] YOUR PREVIOUS WHITE PROXY WAS NOT SIGNED BY ALL JOINT OWNERS. (If shares are registered in the name of more than one person, each such person should sign the enclosed WHITE Proxy Card. If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

[_] YOUR PREVIOUS WHITE PROXY, AS MARKED, DID NOT CLEARLY SPECIFY YOUR INSTRUCTIONS. Please sign, date and clearly mark your proxy.

[_]  OTHER______________________________________________________________________
________________________________________________________________________________

Because the Annual Meeting will be held shortly, we would greatly appreciate your signing, dating and returning the enclosed WHITE Proxy Card as soon as possible. Once again, we greatly appreciate your support. Please mail it in the envelope provided for your convenience. Only your latest dated proxy will count. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at 888-750-5834. Once again, we greatly appreciate your support.

Sincerely,

DIME BANCORP, INC.